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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           VALMONT INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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                                   APPENDIX A

                            VALMONT INDUSTRIES, INC.

                             AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors to assist the Board by reviewing (1) the financial statements of the Company, (2) the independence and performance of the Company's independent auditors, and (3) the compliance by the Company with legal and regulatory requirements.

AUDIT COMMITTEE STRUCTURE, COMPOSITION AND PROCESSES:

     1. The members of the Audit Committee, at least three in number, shall be appointed by the Board and shall meet the independence and experience requirements of the NASD.

     2. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall have the responsibilities and powers set forth in this Charter; however, it is the responsibility of management and the independent auditors, and not the Audit Committee, to plan and conduct audits and to determine that the Company's financial statements are in accordance with generally accepted accounting principles.

     3. The Audit Committee shall have the authority to retain legal, accounting and other advisors to assist the Committee in its functions.

     4. The Audit Committee shall make regular reports to the Board.

INDEPENDENT AUDITOR SELECTION AND EVALUATION:

     5. The Audit Committee shall recommend to the Board the appointment of the independent auditors (subject to stockholder approval), which firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee shall approve the fees to be paid to the independent auditors.

     6. The Audit Committee shall evaluate the performance of the independent auditors and if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

PROXY STATEMENT REPORT:

     7. The Audit Committee shall review and discuss the annual audited financial statements with management and the independent auditors.

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     8. The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     9. The Audit Committee shall receive periodic reports from the independent auditors regarding the auditor's independence (including the disclosures required by Independence Standards Board Standard No. 1), discuss such reports with the auditors, and take appropriate action to oversee the independence of the auditors.

     10. Based on the review and discussions referenced in the preceding three paragraphs, the Audit Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

     11. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statements.

ADDITIONAL INDEPENDENT AUDITOR ACTION:

     12. The Audit Committee shall meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

     13. The Audit Committee shall review with the independent auditors any problems or difficulties that the auditors may have encountered in connection with the audit. The Audit Committee shall review issues raised by the management letter provided by the auditors and the Company's response to those issues.

     14. The Audit Committee shall ensure that the independent auditors review the Company's quarterly financial statements prior to filing with the Securities and Exchange Commission. The Audit Committee, or its Chairman, shall discuss such review with the independent auditors and management.

REPORTS TO THE AUDIT COMMITTEE:

     15. The Audit Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

     16. The Audit Committee shall review the appointment and replacement of the senior internal auditing executive, and shall review significant issues identified by the internal auditing department.

     17. The Audit Committee shall obtain reports from management, the Company's internal auditing department, the Company's independent auditors, and the Company's general counsel with respect to (i) the Company's policies and procedures regarding compliance with

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applicable laws and regulations, (ii) the Company's processes for controlling major financial risk exposures, and (iii) the status of significant legal matters.

     18. The Audit Committee shall meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

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NOTE: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities
Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to the proxy statement filing.


                        VALMONT EXECUTIVE INCENTIVE PLAN


         1. PURPOSE. The principal purpose of the Valmont Industries, Inc. Executive Incentive Plan (the "Plan") is to provide incentives to executive officers and other senior management officers of Valmont ("Valmont") who have significant responsibility for the success and growth of Valmont and to assist Valmont in attracting, motivating and retaining executive officers on a competitive basis.

         2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall have the sole discretion to interpret the Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Plan; approve the amount of awards made under the Plan; and determine who shall receive any payment under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Valmont, its stockholders and any person receiving an award under the Plan.

         3. ELIGIBILITY. Executive officers and other senior management officers of Valmont shall be eligible to receive awards under the Plan. The Committee shall designate the executive officers and other senior management officers who will participate in the Plan each year.

         4. AWARDS. The Committee shall establish annual and/or long-term incentive award targets for participants. If an individual becomes an executive officer or senior management officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual assuming such position; provided, if such person is a covered employee under
Section 162(m) of the Internal Revenue Code, the eligibility of such person shall be conditioned on compliance with Section 162(m) for tax deductibility of the award.

         The Committee shall also establish annual and/or long-term performance targets which must be achieved in order for an award to be earned under the Plan. Such targets shall be based on earnings, earnings per share, growth in earnings per share, achievement of annual operating profit plans, return on equity performance, or similar financial performance measures as may be determined by the Committee. The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates. The performance target shall be established in such a manner than a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

         Awards shall be payable following the completion of the applicable fiscal year upon certification by the Committee that Valmont achieved the specified performance target established for the participant. Awards may be paid in cash or common stock. Notwithstanding the attainment by Valmont of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid. However, in no event may a participant receive an award of more than 400% of such participant's base salary under the Plan in any fiscal year; for this purpose, a participant's base salary shall be the base salary in effect at the time the Committee establishes the performance targets for a fiscal year or period.

         5. MISCELLANEOUS PROVISIONS. Valmont shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Valmont. The costs and expenses of administering the Plan shall be borne by Valmont and shall not be charged to any award or to any participant receiving an award.

         6. EFFECTIVE DATE, AMENDMENTS AND TERMINATION. The original Plan became effective on December 19, 1995 and was approved by the stockholders of Valmont in April 1996. This amended Plan was approved by directors on February 26, 2001 subject to approval by Valmont stockholders at the 2001 annual meeting of stockholders. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously made under the Plan. However, without stockholder approval no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one executive officer under the Plan in any fiscal year, which would change the performance targets permitted under the Plan for payment of awards, or which would modify the requirement as to eligibility for participation in the Plan.